Exhibit 99.2
EBITDA and EBITDA plus Lease Expense

	Quarter Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004
	(In thousands)		(In thousands)

Pretax earnings	$112,993	$86,133	$170,290	$158,317

Interest expense	15,245	18,060	34,881	37,064
Non recurring fees on early extinguishment of debt	-	-	35,627	-
Depreciation and amortization (1)	40,176	37,681	80,611	75,668

EBITDA	168,414	141,874	321,409	271,049

Lease Expense	36,578	36,348	69,873	76,883

EBITDA plus Lease Expense	$204,992	$178,222	$391,282	$347,932

(1)
Depreciation	$31,693	$28,072	$62,618	$56,455
Loss on sale of real and personal property	2,629	1,831	5,941	1,477
Amortization of deferred acquisitions costs	5,854	7,778	12,052	17,736
Total	$40,176	$37,681	$80,611	$75,668